Exhibit 4.5
FORM OF DEFINITIVE NOTE
THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE HOLDER (AS DEFINED IN THE INDENTURE) HEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR A GLOBAL NOTE (AS DEFINED IN THE INDENTURE).

REGISTERED NO.:	CUSIP NO.:	PRINCIPAL AMOUNT: [U.S. $]

[ISIN NO.:]		[COMMON CODE:]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
MEDIUM-TERM NOTES

Issuance Date:	Fixed Rate Note: ☐ Yes ☐ No. If yes,
Interest Commencement Date(s)	Interest Rate:
Issue Price:	Interest Payment Dates:
Stated Maturity Date:	Additional/Other Terms:
Settlement Date:	Floating Rate Note: ☐ Yes ☐ No. If yes,
Stock Exchange Listing: ☐ Yes ☐ No. If yes,	Regular Floating Rate Notes ☐
indicate name(s) of Stock Exchange(s):
.
Floating Rate/ Fixed Rate Notes: ☐
Authorized Denominations:	Fixed Interest Rate:
Specified Currency:	Fixed Rate Commencement Date:
ISDA Determination ☐
Interest Rate or Formula:	Interest Rate Basis(es):
CD Rate ☐
Amortizing Note: ☐ Yes ☐ No. If yes,	CMT Rate ☐
Amortization schedule or formula:	Designated Reuters Page:
Additional/Other Terms:	☐ FRBCMT
☐ FEDCMT (Weekly Average)
Note Linked to Securities of One or More Issuers, One	☐ FEDCMT (Monthly Average)
or More Currencies, One or More Commodities, Indices or any Other Instrument(s) or Measure(s) or Baskets of	Designated CMT Maturity Index:
any of the Foregoing:

Discount Note: ☐ Yes ☐ No. If yes,	Commercial Paper Rate ☐
Total Amount of Discount:	Constant Maturity Swap Rate ☐
Initial Accrual Period of Discount:	CPI Adjustment Rate ☐
Interest Payment Dates:	Eleventh District Cost of Funds Rate
Additional/Other Terms:	EURIBOR ☐
Redemption Provisions: ☐ Yes ☐ No. If yes,	Federal Funds (Effective) Rate ☐
Initial Redemption Date:	Federal Funds (Open) Rate ☐
Redemption Dates:	LIBOR ☐
Initial Redemption Percentage:	☐ LIBOR Reuters Page
Annual Redemption Percentage Reduction, if any:	☐ Other Designated LIBOR Page:
Repayment at Option of Holder: ☐ Yes ☐ No. If yes,	Designated LIBOR Currency:
Repayment Date(s):	Treasury Rate ☐
Repayment Amount(s):	Prime Rate ☐
Repayment Price:	Inverse Floating Rate Note ☐
Fixed Interest Rate:
Other ☐
Index Maturity:
Spread and/or Spread Multiplier:
Initial Interest Rate, if any:
Initial Interest Reset Date:
Interest Reset Dates:
Interest Determination Date(s)
Interest Payment Dates:
Maximum Interest Rate, if any:
Minimum Interest Rate, if any:
Additional/Other Terms:
Regular Record Date(s):
Sinking Fund:
Day Count Convention:
Calculation Agent:
Aggregate Principal Amount of the Series:
Additional/Other Terms:

     The Governor and Company of the Bank of Ireland (the “Company”), for value received, hereby promises to pay to                     , or its registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above and, if so specified above, to pay interest thereon from the Issuance Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment. Unless otherwise set forth above under “Specified Currency,” payments of principal, premium, if any, and interest hereon will be made in the lawful currency of the United States of America (“U.S. Dollars”). Except as provided in Section 2 on the reverse hereof, if the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as herein defined). The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(e) on the reverse hereof) and (2) in all other cases, the Principal Amount hereof. Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of December 8, 2006 (the “Indenture”), between The Bank of New York Mellon (formerly known as The Bank of New York), as the indenture trustee (the “Indenture Trustee”), and the Company, as amended or supplemented from time to time, or on the face hereof.
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under the Indenture and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Indenture Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     This Note will mature on the Stated Maturity Date, unless its principal (or any installment of its principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the Company or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which this Note becomes due and payable is referred to as the “Maturity Date”).
     A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Principal Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.
     Except as provided in the following paragraph, the Company will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Issuance Date, and on the Maturity Date. Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Issuance

Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.
     Unless otherwise specified above, the interest payable on any Interest Payment Date will be paid to the Holder on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issuance Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.
     Payments of interest hereon (other than on the Maturity Date) will be made by wire transfer or by check mailed to the Holder of this Note registered as such as of the Regular Record Date. A Holder of $10,000,000, or its equivalent in a Specified Currency other than U.S. Dollars, or more in aggregate principal amount of Definitive Notes will be entitled to receive payments by wire transfer in immediately available funds to an account in the Specified Currency maintained by the payee with a bank in the applicable Principal Financial Center or, if this Note is denominated in Euro, in a city in which banks have access to the TARGET System, provided that the Paying Agent has received from the Holder written, appropriate wire transfer instructions not later than five (5) Business Days prior to the applicable Interest Payment Date. Unless otherwise specified on the face hereof, any principal, premium and/or interest payable hereon on the Maturity Date will be paid in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.
     Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Company. Unless otherwise specified on the face hereof, to the extent set forth in Section 11 of this Note and Section 3.12(a) of the Indenture, the Company shall pay Additional Amounts in respect of any withholding tax or deduction from payments made hereunder.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER

PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
     Unless the Certificate of Authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, by manual or facsimile signature.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
Dated: [•]	By:
Authorized Officer
CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of The Governor and Company of the Bank of Ireland referred to in the within-mentioned Indenture.

Dated: [•]	The Bank of New York Mellon, as Indenture Trustee
By:
authorized signatory

[REVERSE OF NOTE]
     Section 1. General. This Note is one of a duly authorized issue of Notes of the Company. The Notes of this series are issued pursuant to the Indenture. The Notes are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction.
     Section 2. Currency.
     (a) Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars. If specified on the face hereof, this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”). The Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.
     (b) If this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a Foreign Currency and if specified on the face hereof under “Additional/Other Terms” that the Holder hereof may request payments in U.S. Dollars, then, when the Company makes payments in U.S. Dollars of an amount due in another currency, the Company will determine the U.S. Dollar amount the Holder receives as follows:
     (i) The Exchange Rate Agent (as defined below) will request currency bid quotations expressed in U.S. Dollars from three or, if three are not available, then two, recognized foreign exchange dealers in The City of New York, any of which may be the Exchange Rate Agent, which may be an affiliate of the Company, as of 11:00 A.M., The City of New York time, on the second Business Day before the payment date.
     (ii) Currency bid quotations will be requested on an aggregate basis, for all Holders of Notes requesting U.S. Dollar payments of amounts due on the same date in the same Specified Currency. The U.S. Dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the Exchange Rate Agent. If the Exchange Rate Agent determines that at least two acceptable currency bid quotations are not available on that second Business Day, the payment will be made in the Specified Currency.
     (iii) To be acceptable, a quotation must be given as of 11:00 A.M., The City of New York time, on the second Business Day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of Notes. If some but not all of the relevant Notes are LIBOR Notes or EURIBOR Notes, the second preceding Business Day will be determined for this purpose as if none of those Notes were LIBOR Notes or EURIBOR Notes.
     (iv) All determinations made by the Exchange Rate Agent will be at its sole discretion unless the Company states on the face hereof that any determination is subject to the Company’s approval. In the absence of manifest error, determinations pursuant to this Section 2(b) will be conclusive for all purposes and binding on the applicable Holder, the Indenture Trustee and the Company, without any liability on the part of the Exchange Rate Agent.
     (v) When the Company makes payments to a Holder in U.S. Dollars of an amount due in another currency, the Holder will bear all associated currency exchange costs, which will be deducted from the payment.
     (vi) The Company may change the Exchange Rate Agent from time to time after the Issuance Date of the Note without Holder consent and without notifying Holders of the change. The Company or one of its Affiliates may serve as Exchange Rate Agent.
     (vii) “Exchange Rate Agent” means, in the case of a Note issued in a Foreign Currency, a financial institution appointed by the Company to act as the exchange rate agent for such Specified Currency. The Company or one of its Affiliates may perform this role.
     (c) If the Company is obligated to make any payment in a Foreign Currency and the Foreign Currency or any successor currency is not available to the Company or cannot be paid to the Holder due to circumstances beyond the Company’s control (such as the imposition of exchange controls or a disruption in the currency markets) the Company will be entitled to satisfy its obligation to make the payment in such Foreign Currency by making the payment in U.S. Dollars. In this case, the exchange rate will be the noon buying rate for cable transfers of such Foreign Currency in The City of New York as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.
     Section 3. Determination of Interest Rate and Certain Other Terms.
     (a) Interest. Each interest-bearing Note will bear interest from its Issuance Date at the rate per annum, in the case of Notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of Notes that bear interest at floating rates, in each case as set forth on the face hereof, until the principal thereof is paid or made available for payment. The Company will make interest payments in respect of the Notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or from and including the Issuance Date, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).
     Interest on each Note will be payable in arrears on each Interest Payment Date, to the registered Holder at the close of business on the Record Date (as defined below) (except that interest, if any, due at Maturity will be paid to the person to whom the principal of the Note is paid) and on the Maturity Date. The first payment of interest on each Note originally issued between a Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered Holder on the next succeeding Record Date. The “Record Date” shall be the day that is fifteen (15) calendar days preceding the applicable Interest Payment Date, whether or not a Business Day.
     (b) Fixed Rate Notes. If this Note is specified on the face hereof as a “Fixed Rate Note:”
     (i) Interest. This Note will bear interest at a fixed rate from and including its Issuance Date or from and including the most recent Interest Payment Date as to which interest has been paid or duly provided for until the principal is paid or made available for payment. The fixed interest rate per annum applicable to this Note and the frequency with which interest is payable are specified on the face hereof. Unless otherwise specified on the face hereof, interest, including interest for any partial period, will be computed on the basis of a 360 day year of twelve 30-day months. If “Actual/Actual (ICMA)” is specified on the face hereof:
     (A) in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Fixed Rate Commencement Date, as specified on the face hereof) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Determination Dates (as specified on the face hereof) that would occur in one calendar year; or
     (B) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
     (1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such

Determination Period and (y) the number of Interest Determination Dates (as specified on the face hereof) that would occur in one calendar year; and
     (2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year; and
     “Determination Period” means the period from (and including) an Interest Determination Date to (but excluding) the next Interest Determination Date (including, where either the Fixed Rate Commencement Date, as specified on the face hereof, or the final Interest Payment Date is not an Interest Determination Date, the period commencing on the first Interest Determination Date prior to, and ending on the first Interest Determination Date falling after, such date).
     Each payment of interest, including interest to be paid at the Maturity Date, will include interest to, but excluding, the date that the interest payment is due.
     (ii) Unless otherwise specified on the face hereof, the Interest Payment Dates for this Note will be as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Third Wednesday of each calendar month, beginning in the first calendar month following the month this Note was issued.

Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month this Note was issued.

Semi-annual	Third Wednesday of every sixth calendar month, beginning in the sixth calendar month following the month this Note was issued.

Interest Payment Frequency	Interest Payment Dates

Annual	Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month this Note was issued.
     (iii) If any Interest Payment Date or the Maturity Date of a fixed rate Note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
     (c) Floating Rate Notes. If this Note is specified on the face hereof as a “Floating Rate Note:”
     (i) Interest Rate Basis. Interest on this Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include the CD Rate, the CMT Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined below) or such other rate, in accordance with a schedule attached hereto.
     (ii) Interest Rate. The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on: (1) if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date; or (2) if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
     (iii) Spread; Spread Multiplier; Index Maturity. The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified on the face hereof to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to this Note. The “Spread Multiplier” is the percentage specified on the face hereof of the related Interest Rate Basis or Interest Rate Bases applicable to this Note by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.
     (iv) Regular Floating Rate Note. If this Note is specified on the face hereof as a Floating Rate/Fixed Rate Note, this Note (a “Regular Floating Rate

Note”) will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Regular Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.
     (v) Inverse Floating Rate Notes. If this Note is specified on the face hereof as an “Inverse Floating Rate Note,” such Inverse Floating Rate shall be equal to the Fixed Interest Rate as specified on the face hereof, minus the interest rate determined by reference to the Interest Rate Basis, multiplied by the Spread Multiplier, if any, and/or plus or minus the Spread, if any; provided, however, that (1) the interest rate will not be less than zero and (2) commencing on the first Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date; provided further, however, that the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate.
     (vi) Floating Rate/Fixed Rate Notes. If this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note,” this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases: (1) multiplied by the applicable Spread Multiplier, if any; and/or (2) plus or minus the applicable Spread, if any. Commencing on the first Interest Reset Date, the rate at which this Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that: (A) the interest rate in effect for the period, if any, from the Issuance Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (B) the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.
     (vii) Interest Reset Dates. The period commencing on (and including) the applicable Interest Reset Date to (but excluding) the next applicable Interest Reset Date will be the “Interest Reset Period.” Unless otherwise specified on the face hereof, the Interest Reset Dates will be, in the case of this Floating Rate Note if by its terms it resets:

Interest Reset Frequency	Interest Reset Dates

Daily	Each business day;

Weekly	Wednesday of each week, with the exception of weekly reset Notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

Monthly	Third Wednesday of each calendar month with the exception of monthly reset Notes that bear interest at floating rates as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred;

Semi-annually	Third Wednesday of each of the two months specified on the face hereof;

Annually	Third Wednesday of the month specified on the face hereof;
provided, however, that, with respect to a Floating Rate/Fixed Rate Note, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date. If any Interest Reset Date for this Floating Rate Note would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.
     (viii) Interest Determination Dates. The interest rate applicable to a Floating Rate Note for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be: (1) with respect to the CD Rate, Constant Maturity Swap Rate and Federal Funds (Open) Rate—the second Business Day immediately preceding the related Interest Reset Date; (2) with respect to the CMT Rate-the second U.S. Government Securities Business Day preceding the related Interest Reset Date, where “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. Government Securities; (3) With respect to Commercial Paper Rate, Federal Funds (Effective) Rate and Prime Rate-the Business Day preceding the related Interest Rest Date; (4) with respect to the CPI Adjustment Rate—the fifth Business Day preceding the related Interest Reset Date (unless otherwise specified on the face hereof); (5) with respect to the Eleventh District Cost of Funds Rate—the last Business Day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined below); (6) with respect to EURIBOR—the second TARGET Settlement Day (as defined below) immediately preceding the applicable Interest Reset Date; (7) with respect to LIBOR—the second London Banking Day immediately preceding the related Interest Reset Date; and (8) with respect to the Treasury Rate—the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, except that the auction may be held on the preceding Friday) or, if no action is held for a particular week, the first Business Day of that week. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday and if an auction shall fall on any Interest Reset Date, the Interest Reset Date shall instead be the first Business Day immediately following the auction. The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day that is at least two Business Days before the related Interest Reset Date for the applicable Floating Rate Note on which each Interest Reset Basis is determinable. “TARGET Settlement Day” means a day on which the TARGET System is open. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.
     (ix) Calculation Dates. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the Holder of a Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of: (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.
     (x) Maximum or Minimum Interest Rate. If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or a Minimum Interest Rate. If a “Maximum Interest Rate” is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a “Minimum Interest Rate” is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.
     (xi) Interest Payments. Unless otherwise specified on the face hereof, the Interest Payment Dates will be, in the case of a Floating Rate Note which resets:

Interest Reset Frequency	Interest Payment Dates

Daily, weekly or monthly	Third Wednesday of each calendar month or on the third Wednesday of every third calendar month, beginning in the third calendar month following the month the Note was issued, as specified on the face hereof.

Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the Issuance Date occurred.

Interest Reset Frequency	Interest Payment Dates

Semi-annually	Third Wednesday of each of the two months specified on the face hereof.

Annually	Third Wednesday of the month specified on the face hereof.
In addition, the Maturity Date will also be an Interest Payment Date. If any Interest Payment Date other than the Maturity Date for this Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the Company will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
     (xii) Rounding. Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards; provided, that if the Interest Rate Basis is the CPI Adjustment Rate, all percentages resulting from any calculation on this Floating Rate Note will be rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on this Floating Rate Note will be rounded, in the case of U.S. Dollars, to the nearest cent or, in the case of a Foreign Currency, to the nearest unit (with one-half cent or unit being rounded upwards).
     (xiii) Interest Factor. Accrued interest is calculated by multiplying the principal amount of this Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. Unless otherwise specified on the face hereof, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a Floating Rate Note as to which the CD Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a Floating Rate Note as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for a Floating Rate Note as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified under “Additional/Other Terms” applied.
     (xiv) Determination of Interest Rate Basis. The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.
     (A) CD Rate Notes. If the Interest Rate Basis is the CD Rate, this Note shall be deemed a “CD Rate Note.” Unless otherwise specified on the face hereof, “CD Rate” means:
     (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption “CDs (secondary market);” or
     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market);” or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., The City of New York time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or
     (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.
     (B) CMT Rate Notes. If the Interest Rate Basis is the CMT Rate, this Note shall be deemed a “CMT Rate Note.” Unless otherwise specified on the face hereof, “CMT Rate” means:
     (1) if Reuters Page FRBCMT is specified on the face hereof:
     i. the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or
     ii. if the rate referred to in clause (i) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities;” or

     iii. if the rate referred to in clause (ii) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or
     iv. if the rate referred to in clause (iii) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or
     v. if fewer than five but more than two of the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or
     vi. if fewer than three prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or
     vii. if fewer than five but more than two prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or
     viii. if fewer than three prices referred to in clause (vi) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or
     (2) if Reuters Page FEDCMT is specified on the face hereof:
     i. the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

     ii. if the rate referred to in clause (i) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities;” or
     iii. if the rate referred to in clause (ii) does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or
     iv. if the rate referred to in clause (iii) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or
     v. if fewer than five but more than two of the prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or
     vi. if fewer than three prices referred to in clause (iv) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent after consultation with the Company from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or
     vii. if fewer than five but more than two prices referred to in clause (vi) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or
     viii. if fewer than three prices referred to in clause (vi) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotations for the United States Treasury security with the shorter original remaining term to maturity will be used.
     (C) Commercial Paper Rate Notes. If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed a “Commercial Paper Rate Note.” Unless otherwise specified on the face hereof, “Commercial Paper Rate” means:

     (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Commercial Paper—Nonfinancial;” or
     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial;” or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., The City of New York time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; or
     (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.
     (D) Constant Maturity Swap Rate Notes. If the Interest Rate Basis is the Constant Maturity Swap Rate, this Note shall be deemed a “Constant Maturity Swap Rate Note.” Unless otherwise specified on the face hereof, “Constant Maturity Swap Rate,” or “CMS,” means:
     (1) with respect to each Interest Determination Date, the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on Reuters Page ISDAFIX1, under “USD 11am Fix” on such Interest Determination Date; or
     (2) if, as of such Interest Determination Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with the Company will request the principal The City of New York office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., The City of New York time, on such date. If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or
     (3) if at least three, but fewer than five, quotations are provided, CMS will be the arithmetic mean of the quotations obtained; or
     (4) if fewer than three quotations are provided, CMS will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     (E) CPI Adjustment Rate Notes. If the Interest Rate Basis is the CPI Adjustment Rate, this Note shall be deemed a “CPI Adjustment Rate Note.” Unless otherwise specified on the face hereof, “CPI Adjustment Rate” means:

     (1) the percentage obtained by deducting CPI(t)-(12) (defined below) from CPI(t) (defined below), and dividing the result by CPI(t)-(12). “CPI(t)” means the Index Level of the CPI reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”) published in the calendar month immediately preceding the applicable Interest Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) as the CPI for the second calendar month preceding the applicable Interest Determination Date. “CPI(t)-(12)” means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPI(t). If the CPI for the second calendar month preceding the applicable Interest Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable Interest Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS.
     In calculating CPI(t) and CPI(t)-(12) on the applicable Interest Determination Date, the Calculation Agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable Interest Determination Date, even if such Index Level has been adjusted from a prior reported value for the relevant month. However, if a value of CPI(t) or CPI(t)-(12) used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the Notes of this series (an “Initial CPI”) is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or
     (2) if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent; or
     (3) if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the Calculation Agent as directed by the Company in accordance with general market practice at the time, and the procedures described in (1) will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.
     (F) Eleventh District Cost of Funds Rate. If the Interest Rate Basis is the Eleventh District Cost of Funds Rate, this Note shall be deemed an “Eleventh District Cost of Funds Rate Note.” Unless otherwise specified on the face hereof, “Eleventh District Cost of Funds Rate” means:
     (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th Dist COFI” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

     (2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Eleventh District Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or
     (3) if the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date; provided that if no Eleventh District Cost of Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     (G) EURIBOR Notes. If the Interest Rate Basis is EURIBOR, this Note shall be deemed to be a “EURIBOR Note.” Unless otherwise specified on the face hereof, “EURIBOR” means:
     (1) the offered rate for deposits in Euro as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, as displayed on Reuters on page EURIBOR01, or any successor service or page used for the purpose of displaying this rate (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the particular Interest Determination Date; or
     (2) if EURIBOR cannot be determined on an Interest Determination Date as described in clause (1) above, then the Calculation Agent will select four (4) major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company. The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. These quotations will be for Euro deposits for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euro that is representative of a single transaction in the market at the time. If two (2) or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations; or
     (3) if fewer than two (2) quotations are provided as described in clause (2) above, the Calculation Agent will select four (4) major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) after consultation with the Company and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those four (4) major banks in the Euro-zone to leading Euro-zone banks at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in Euro, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euro that is representative of a single transaction in the market at the time; or
     (4) if fewer than four (4) Euro-zone banks selected by the Calculation Agent are quoting rates as described in clause (3) above, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period; provided that if no EURIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     (H) Federal Funds (Effective) Rate Notes. If the Interest Rate Basis is the Federal Funds (Effective) Rate, this Note shall be deemed a “Federal Funds (Effective) Rate Note.” Unless otherwise specified on the face hereof, “Federal Funds (Effective) Rate” means:
     (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) under the heading “EFFECT” (“Reuters Page FEDFUNDS 1”); or

     (2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS 1 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective);” or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company as of 9:00 A.M., The City of New York time, on that Interest Determination Date; or
     (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Effective) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Effective) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     (I) Federal Funds (Open) Rate Notes. If the Interest Rate Basis is the Federal Funds (Open) Rate, this Note shall be deemed a “Federal Funds (Open) Rate Note.” Unless otherwise specified on the face hereof, “Federal Funds (Open) Rate” means:
     (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open” as displayed on Reuters (or any successor service) on page 5 (or any other page as may replace the specified page on that service) (“Reuters Page 5”); or
     (2) if the rate referred to in clause (1) does not so appear on Reuters Page 5 or is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as reported by Prebon Yamane (or a successor) on Bloomberg that appears on the FFPREBON Index; or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company prior to 9:00 A.M., The City of New York time, on that Interest Determination Date; or
     (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Open) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Open) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     (J) LIBOR Notes. If the Interest Rate Basis is LIBOR, this Note shall be deemed a “LIBOR Note.” Unless otherwise specified on the face hereof, “LIBOR” means:
     (1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the related Interest Determination Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or
     (2) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Company to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or
     (3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) in that Principal Financial Center selected by the Calculation Agent after consultation with the Company for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or
     (4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     “LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, U.S. Dollars.
     “LIBOR Page” means either: (1) if LIBOR Reuters is specified on the face hereof, or no page is specified, the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency or (2) if another display page is specified on the face hereof for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, such page.
     (K) Prime Rate Notes. If the Interest Rate Basis is the Prime Rate, this Note shall be deemed a “Prime Rate Note.” Unless otherwise specified on the face hereof, “Prime Rate” means:
     (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan;” or
     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan;” or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., The City of New York time, on that Interest Determination Date; or
     (4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) in The City of New York selected by the Calculation Agent after consultation with the Company; or
     (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     “Reuters Screen US PRIME 1 Page” means the display on the Reuters Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.
     (L) Treasury Rate Notes. If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed a “Treasury Rate Note.” Unless otherwise specified on the face hereof, “Treasury Rate” means:
     (1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 10”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 11”); or
     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High;” or
     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or
     (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market;” or

     (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market;” or
     (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., The City of New York time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., The City of New York time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of this Note and their affiliates) selected by the Calculation Agent after consultation with the Bank, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or
     (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.
     “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
     (xv) If the rate of this Note is specified on the face hereof as an “ISDA Determination,” this Note shall bear interest at a rate equal to:

     (A) the Floating Rate that would be determined by the agent or other person specified on the face hereof under an interest rate swap transaction if the agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the issue date of the Notes (the “ISDA Definitions”) and under which: (i) the Floating Rate Option is as specified on the face hereof, (ii) the Designated Maturity is a period specified on the face hereof, and (iii) the relevant Reset Date is either (x) if the applicable Floating Rate Option is based on the London inter-bank offered rate or on the Euro-zone inter-bank offered rate for a currency, the first day of that Interest Period or (y) in any other case, as specified on the face hereof; plus
     (B) the margin, if any, specified on the face hereof.
     “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Euro-zone” and “Reset Date” shall have the meanings given to those terms in the ISDA Definitions.
     (d) Indexed Notes. If this Note is specified on the face hereof as a Note Linked to Securities of One or More Issuers, One or More Currencies, One or More Commodities, Indices, or any Other Instrument(s) or Measure(s) or Baskets of any of the Foregoing, the principal amount payable and/or the amount of interest payable on any Interest Payment Date shall be determined by reference to one or more securities, currencies, commodities, indices or any other instrument or measure, a basket of any of the foregoing or the value of one or more currencies as compared to the value of one or more other currencies, and payment of principal, premium, if any, and interest on this Note shall be made as set forth on the face hereof and/or in accordance with Schedule II, attached hereto.
     (i) Holders of an indexed Note may receive an amount at maturity that is greater than or less than the face amount of such Note, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.
     (ii) This indexed Note may provide either for cash settlement or for physical settlement by delivery of the index property or another similar property. An indexed Note may also provide that the form of settlement may be determined at the Company’s option or at the Holder’s option. If so specified on the face hereof, this indexed Note is exchangeable, at the Company’s option or the Holder’s option, as specified, for securities of an issuer other than the Company.

     (iii) No Holder of this indexed Note will, as such, have any rights of a Holder of the index property referenced in this indexed Note or deliverable upon settlement, including any right to receive payment thereunder.
     (e) Discount Notes. If this Note is specified on the face hereof as a “Discount Note:”
     (i) Principal and Interest. This Discount has an Issue Price (as specified on the face hereof) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. This Discount Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to as the “Discount.”
     (ii) Redemption; Repayment; Acceleration. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Discount Note will be equal to the sum of: (A) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (B) any unpaid interest accrued on such Discount Note to the Maturity Date (“Amortized Face Amount”). Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, a Discount will be accrued using a constant yield method. Unless otherwise specified on the face hereof, the constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the Issuance Date to the first Interest Payment Date for a Discount Note (the “Initial Period”) is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.
     Section 4. Redemption for Tax Reasons. Unless otherwise set forth on the face hereof, the Company will have the option to redeem this Note upon not less than thirty

(30) nor more than sixty (60) days’ notice on any dates as are specified on the face hereof if:
     (i) the Company is required to issue Definitive Notes and, as a result, the Company is or would be required to pay Additional Amounts with respect to this Note; or
     (ii) the Company determines that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issuance Date, the Company will or would be required to pay Holders Additional Amounts, or the Company would not be entitled to claim a deduction in respect of any payments in computing the Company’s taxation liabilities.
     (iii) In each case (i) and (ii) directly above, before the Company gives a notice of redemption pursuant to this Section 4, the Company shall be required to deliver to the Indenture Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Indenture Trustee confirming that the Company is entitled to exercise its right of redemption. The redemption price will be equal to 100% of the principal amount of this Note together with any accrued but unpaid interest, if any, in respect of this Note to the date fixed for redemption or, in the case that this is a Discount Note, such portion of the principal amount of this Discount Note as may be specified by its terms.
     Section 5. Optional Redemption. If an optional redemption right is specified on the face hereof, then on such date or dates as set forth on the face hereof, the Company may redeem this Note, in full or in part as applicable, prior to the Stated Maturity Date of this Note. Such redemption shall be made in whole or, at the Company’s option, from time to time in part made in principal amounts equal to the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least the minimum authorized denomination hereof) at the applicable Redemption Price, together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth on the face hereof, the Company must give written notice to the Holders of this Note to be redeemed pursuant to this Section 5 not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of redemption. The Initial Redemption Percentage, if any, applicable to this of Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. If this Note is redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued. Redemption of Discount Notes is set forth in Section 3(e).

     Section 6. Optional Repayment. If a repayment right is specified on the face hereof, this Note will be subject to repayment at the option of the Holder and the Company will repay this Note, or applicable portion hereof, on the Repayment Date(s), if any, indicated on the face hereof. Such repayments shall be made in whole or in part on such Repayment Date(s) in increments of the authorized denominations specified on the face hereof (provided that any remaining principal amount hereof shall be at least equal to the minimum authorized denomination applicable hereto), at the Repayment Price (expressed as a percentage of the principal amount of this Note for which repayment is requested) specified on the face hereof (which unless otherwise specified on the face hereof shall be 100%), together with unpaid interest, if any, accrued thereon to the date of repayment. For this Note to be repaid, the Indenture Trustee must receive, at its office, or at such other place or places of which the Company shall from time to time notify the Holders, not more than seventy-five (75) nor less than thirty (30) calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment,” attached to this Note, duly completed by the Holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount thereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Indenture Trustee (or an agent on behalf of the Indenture Trustee) by such fifth Business Day. Exercise of such repayment option by the Holder of this Note shall be irrevocable. The repayment of Discount Notes is set forth under Section 3(e).
     Section 7. Sinking Funds and Amortizing Notes. Unless specified on the face hereof, this Note will not be subject to, or entitled to the benefit of, any sinking fund. If this Note is specified on the face hereof as an “Amortizing Note,” this Note will bear interest in the same manner as set forth in Section 3(a) above, and payments of principal, premium, if any, and interest will be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto. The Company will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table appearing in, or in accordance with the formula specified in, Schedule I attached to this Note. Payments made hereon will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.

     Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Indenture Trustee (1) at any time and from time to time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to enter into one or more supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby, to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture shall be entered into without the consent of the Holder of each Note affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.
     Section 9. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, and premium, if any, on, such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 10. Events of Default. If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of, and all other amounts payable on, the Notes of this series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture. In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(e) hereof.
     Section 11. Withholding Tax and Payment of Additional Amounts.
     (a) All payments of principal and/or interest in respect of this Note shall be made without withholding or deduction for or on account of Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless such withholding or deduction is required by law. In that event, unless otherwise specified on the face of this Note, the Company will pay such Additional Amounts as will result (after such withholding or deduction) in the receipt by the Holder of this Note of such sums which would have been received (in the absence of such withholding or deduction) from the Company in respect of this Note, except that no such Additional Amounts shall be payable in respect of this Note:
     (i) to, or on behalf of, a Holder (or beneficial owner) of this Note who is liable for any such Taxes in respect of this Note by reason of having some connection with a Taxing Jurisdiction other than the mere holding or ownership of this Note; and/or;
     (ii) to, or on behalf of, a Holder (or beneficial owner) of this Note who, fails to comply with any request by the Bank or the Paying Agent for any information or certification concerning the nationality, residence or identity of the Holder or beneficial owner or any other information or certification required to establish the eligibility of the Holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such Taxes (under then current law, regulation or practice); and/or;
     (iii) presented for payment more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the Holder hereof would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such period of thirty (30) days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment Date); and/or;
     (iv) where such withholding or deduction is imposed on a payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or;
     (v) presented for payment by, or on behalf of, a Holder who would be able to avoid such withholding or deduction by presenting this Note to another Paying Agent.
     (b) Whenever in this Note reference is made to the payment of the principal of, any premium, or any interest, this includes the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.
     Section 12. Listing. Unless otherwise specified on the face hereof, this Note will not be listed on any Stock Exchange.
     Section 13. No Recourse Against Certain Persons. No recourse shall be had for the payment of any principal, interest or any other sums at any time owing under the terms of this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     Section 14. Miscellaneous.
     (a) This Note is issuable only as a registered Note without coupons in denominations of $750,000 and any integral multiple of $750,000 in excess thereof, unless otherwise provided on the face of this Note.
     (b) Prior to due presentment for registration of transfer of this Note, the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Company or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note shall be overdue, and none of the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.
     Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT THAT THE AUTHORIZATION AND EXECUTION OF THIS NOTE SHALL BE GOVERNED (IN ADDITION TO THE LAWS OF THE STATE OF NEW YORK RELEVANT TO EXECUTION) BY THE JURISDICTION OF ORGANIZATION OF THE COMPANY.

Annex A
OPTION TO ELECT REPAYMENT
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
MEDIUM-TERM NOTES PROGRAM
CUSIP NUMBER
To: The Governor and Company of the Bank of Ireland (the “Company”)
     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)
     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:                                         ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):                                         .
Dated:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

Schedule I
AMORTIZATION TABLE OR FORMULA

Schedule II
TERMS RELATED TO NOTES LINKED TO SECURITIES OF ONE OR MORE ISSUERS, ONE OR MORE CURRENCIES, ONE OR MORE COMMODITIES, INDICES, OR ANY OTHER INSTRUMENT(S) OR MEASURE(S) OR BASKETS THEREOF